Exhibit 10.3

EMPLOYMENT AGREEMENT

BY AND BETWEEN

VISION BROADCAST NETWORK, INC.

&

JAMES A. GALLAGHER

THIS EMPLOYMENT AGREEMENT, by and between Vision Broadcast Network, Inc., (“Employer”) a Florida Corporation whose principal place of business is located at One East Broward Blvd., Suite 700, Ft Lauderdale, FL 33301 and Mr. James A. Gallagher (“Employee”) is effective as of the 1st day of December 2007.

WHEREAS, Employer, together with the officers and/or directors of Employer, are of the opinion that Employee has the education, experience and/or expertise which is of value to Employer and its shareholders, and

WHEREAS, Employer desires to induce Employee away from other business and employment opportunities available to him/her, and

WHEREAS, Employer and Employee (the “Parties”) desire to enter into this Employment Agreement, pursuant to which Employee shall be employed by Employer, to set forth the respective rights, duties and obligations of the parties hereto.

NOW THEREFORE, in consideration of the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which the parties hereto acknowledge and agree as follows:

ARTICLE I

EMPLOYMENT

1.1 Employment and Title. Employment hereby employs Employee, and Employee hereby accepts such employment as Vice President for Vision Broadcast Network, Inc. as the parties may subsequently agree, upon the terms and conditions set forth herein.

1.2 Services.

a. During the term hereof (as hereinafter defined), and subject to the provisions contained hereafter. Employee agrees to perform diligently, in good faith, and to the best of his/her abilities. The scope of responsibility shall be consistent with the job position and shall be under the direction of the Board of Directors (the “Board”). It is expressly understood and agreed that Employee’s employment hereunder is exclusive, and that the Employee may not be employed by other entities or otherwise perform duties and undertakings on behalf of others for his/her own interest. Unless otherwise specifically provided by the Board, Employee shall be vested with such authority as is generally associated with the position to which Employee is appointed.

(b) Employee shall report to, and be under the direction of, the Board.

1.3 Location. The principal place of employment and the location of Employee’s principal office and ordinary place of work shall be at Employee’s office to be located in Clearwater, Fl, unless otherwise reasonably requested by the Board. If Employee determines it to be reasonably necessary, and not disruptive to Employer or to the proper performance of his/her duties, Employee may temporarily perform his/her services outside the normal area.

1.4 Representations. Each party hereto represents and warrants to the other that they have full power and authority to enter into, and to fully perform the conditions and covenants contained herein. The execution and performance thereof shall not constitute a default under or breach of any of the terms of any agreement to which they are a party or under which they are bound. Each party represents that no consent or approval of any third party is required for their execution, delivery and performance. The officers of Employer executing this Employment Agreement on behalf of Employer personally represent and warrant unto Employee that the terms and conditions contained herein have been approved by the Board and that he/she has the proper authority and power to execute the Employment Agreement on behalf of the Employer.

ARTICLE II

TERM

2.1 Term. The term of this Employment Agreement shall be Three (3) years. Commencement shall be the date hereof (the “Commencement Date”) and shall continue for a period of Thirty Six (36) months, unless earlier terminated. Early termination shall be in accordance with and pursuant to the specific provisions of this Employment Agreement. Accordingly, the employment of Employee and Employer is not “at will”.

ARTICLE III

REMUNERATION

3.1 Base Salary. Employer shall pay Employee during the Term hereof a base salary of $125,000.00 Annually, prorated for any partial months, paid bi-monthly provided that funds are available.

3.2 Employer Stock. In addition to the Base Salary, as an inducement to enter into this Employment Agreement, and to provide greater incentive for Employee, the parties hereto acknowledge and agree that Employee, or his/her respective designee, shall receive (100,000) Shares of Common Stock as additional compensation from the Company. Each share of the aforementioned Common Stock shall have “Convertible Rights Options” into the reorganized “Public Company’s” Common Stock (the “Employer’s Stock”).

Employee acknowledges and understands that said shares may, in accordance with applicable securities laws and regulations, contain certain restrictions against subsequent sale or transfer.

3.3 Bonuses. In addition to the Base Salary and Employer Stock, Employee shall also be eligible to earn an Annual Bonus of up to ten (10%) of his base salary, based on criteria to be established by the Board of Directors.

3.4 Benefits. Employee shall be entitled during the Term hereof, to medical, hospital, dental, disability and life insurance coverage, and such other benefits made available to all Employer’s senior executive officers (the “Benefits”), or, at Employee’s option, for monetary remuneration shall have such coverage. In addition thereto, Employee shall each be entitled to Two (2) weeks of fully paid vacation per calendar year during the Term hereof, or, at Employee’s option, for monetary remuneration at his/her Base Salary rate for any unused vacation time. The timing of vacation periods shall be within the discretion of Employee; reasonably exercised so as not to unnecessarily inconvenience Employer.

3.5 Withholdings. Any and all cash amounts payable pursuant to this Employment Agreement, including without limitation, amounts payable in the event of the termination hereof under Article IV below, are subject to withholding for such federal, state, and local taxes. Employer shall exercise reasonable judgment in determining applicable Federal and State law, and rule and regulation regarding such.

3.6 Expenses. Employer shall reimburse each Employee for all reasonable expenses incurred while performing his/her duties hereunder, provided such expenses (i) are business expenses that are properly tax deductible for the Employer, and (ii) were otherwise incurred in accordance with the policies and procedures established by the Employer. Such Employee expenses shall be documented, including but not limited to receipts for all such expenses. Expense accounting shall be in accordance with Employer’s policy and procedures as governed by the Internal Revenue Code.

ARTICLE IV

TERMINATION OF EMPLOYMENT

4.1 Termination “With Cause”. If the Employer terminates Employee’s employment With Cause (as hereinafter defined), all obligations of Employer to provided compensation and benefits under the Agreement shall cease as the effective date thereof, and Employee shall have no claim against the Employer for damages or otherwise by reason of such termination. “With Cause” is defined as and means the termination of employment resulting from:

4.1.1	Any act or omission by Employee which constitutes a material breach. Material breach shall mean gross misrepresentations, which results in any harm, cost or expense, whether direct or indirect, to the Employer. Any action taken by Employer shall be in writing and Employee shall have a chance to cure same, within thirty (30) days of such notice, and

4.1.2	The conviction or Employee in a Court of Law of a felony involving moral turpitude, fraud or dishonesty, and

4.1.3	The Employee entering into any secret agreement, in writing, with a competitor of the Employer or with a client of the Employer, and

4.1.4	The use of illegal drugs by Employee, and

4.1.5	Any other act or omission (other than an act or omission resulting from the exercise by Employee of good faith business judgment) which materially impairs the financial condition or business reputation of the Employer.

4.2 Termination “Without Cause”. “Without Cause” means the termination of employment resulting from any reason other than those enumerated in Paragraph 4.1, above. Nothing contained herein shall relieve Employer of its responsibility to comply with all provisions of this Agreement and its obligation to pay and provide to Employee the full amount of his/her Base Salary; the Employer’s Stock and all such Benefits (collectively referred to as “Remuneration”). Such remuneration shall include but not be limited to the purchase of Employer Stock as demanded by Employee for the Minimum Stock Value.

The parties hereby acknowledge and expressly agree that Employee shall continue to receive his/her full Remuneration through the entire Term hereof. In the event that Employee shall die or become disabled during the Term hereof, then Employer shall pay all of such Employee’s full Remuneration to such Employee’s Successors and or Assigns.

ARTICLE V

MISCELLANEOUS

5.1 No Waivers. The failure of either party to enforce any provision of this Employment Agreement shall not be construed as a waiver of any such provision or any other provision of this Employment Agreement.

5.2 Successor and Assigns. The rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the heirs, successors and assigns of the parties, including the survivor upon any merger, consolidation, combination or acquisition of Employer by or with any other entity.

5.3 Compliance with Contract Law. Shall any provision of this Employment Agreement be held invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby.

5.4 Entire Agreement. This Employment Agreement supersedes all prior agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification termination or waiver is sought to be enforced. This Employment Agreement was the subject of arms length negotiations by the parties hereto, and entered into of each party’s free will. Each party has had the opportunity to seek the advice of competent, independent counsel, if desired.

5.5 Governing Law. The Employment Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

5.6 Preamble. The preamble of this Employment Agreement, and the language and statements contained therein, is hereby incorporated herein and made a part hereof.

5.7 Section Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

5.8 Attorney’s Fees. The prevailing party in any dispute involving this Employment Agreement shall be entitled to reimbursement from the other party of all reasonable attorney’s fees, costs of legal assistants and other related costs, including accounting expenses, incurred in the prosecution of such successful legal proceeding.

5.9 Notices. Any notice to be given by one party to the other shall be delivered personally, by fax, or by certified mail and/or express delivery. Such delivery shall be to the addresses provided by each party to the other, the receipt of which both parties hereto acknowledge, or as may be provided from time to time. If Employee is given any notice to Employer it shall be addressed to Vision Broadcast Network, Inc. One East Broward Blvd Suite 700 Fort Lauderdale, FL 33301. Any notice shall be deemed duly given when personally delivered, faxed (as verified by the sending fax machine), or three days after certified mailing and/or express delivery.

5.10 Counterparts. This Employment Agreement may be executed in counterpart, all of which taken together shall be deemed to be one original, and a signature by fax shall be deemed as effective as original.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement consisting of six pages, this page included effective as of the date first written above.

EMPLOYER:	EMPLOYEE:

Vision Broadcast Network, Inc.	Mr. James A. Gallagher

By:	By:
Donald Jones
Director

By:
Erick Mathe
Director